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                                                            Exhibit 1-A(8)(c)(3)


                                   AMENDMENT NO. 3


The Modified Coinsurance Agreement between American Franklin Life Insurance Company of Springfield, Illinois and Integrity Life Insurance Company of Phoenix, Arizona, effective April 1, 1989, is amended by replacing Schedule II (revised 4-12-90) with the attached Schedule II (revised 7-1-93).


AMERICAN FRANKLIN LIFE INSURANCE COMPANY

By:                                    By:
   --------------------------------       ------------------------------------

Title: Executive Vice President and    Title:  Senior Vice President, General
      Actuary                                  Counsel and Secretary

Date: August 9, 1993                   Date:  August 9, 1993


INTEGRITY LIFE INSURANCE COMPANY

By:                                    By:
   --------------------------------       ------------------------------------

Title: Senior Vice President and CFO   Title:

Date:  August 26, 1993                 Date:  August 26, 1993


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                             SCHEDULE II (revised 7-1-93)
                             ----------------------------

                                AMOUNT OF REINSURANCE
                                ---------------------

The portion of the risk reinsured under this Agreement shall be 30% on any policy to the extent reinsured hereunder, as provided in Schedule I, in accordance with the following rules:


    1. There shall be no reinsurance on any benefit under this Agreement where the REINSURED does not retain its normal retention of risk on a policy hereunder,

    2. There shall be no reinsurance on policies: (a) originally written under Franklin Life; (b) not reinsured by Franklin Life; and (c) where the original underwriting occurred over five years prior to submission of the case to American Franklin.

    3. There shall be no reinsurance on policies originally issued by Franklin Life Insurance Company and originally reinsured by Franklin Life under other reinsurance agreements.

    4. There shall be no reinsurance on an automatic basis for any risk offered on a facultative basis by the reinsured to any company.

    5. There shall be no reinsurance on policies issued in the State of California.